EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Metals USA, Inc. 401(k) Plan of our report dated October 4, 1996, with respect to the financial statements of Affiliated Metals Company as of August 31, 1996 and for the fifty-two weeks then ended included in the Annual Report (Form 10-K) of Metals USA, Inc. for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP
                                                ERNST & YOUNG LLP

St. Louis, Missouri
August 24, 1998